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                                 EXHIBIT 99.5

                    Form of Notice of Stock Option Grant.



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                          GRAND JUNCTION NETWORKS, INC.
                                 1992 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT


         You have been granted an option, consisting of the Stock Option Agreement attached hereto as Exhibit A and this Notice of Stock Option Grant (together, the "Option") to purchase Common Stock of GRAND JUNCTION NETWORKS, INC. (the "Company") as follows:

         Grant Number

         Date of Grant

         Option Price Per Share

         Number of Shares Granted

         Total Price of Shares Granted

         Type of Option                      ___ Incentive Stock Option
                                             ___ Nonqualified Stock Option

         Term/Expiration Date


         Exercise Schedule:

         ___ This Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set out below.

         ___ This Option is fully exercisable as of the date of grant, subject to the Vesting Schedule set out below and execution of a Restricted Stock Agreement.

         Vesting Schedule:

                Date of Vesting                   Number of Shares
                ---------------                   ----------------
                First Annual Anniversary
                of Date of Grant                         25%


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                Thereafter, monthly on the ____ day of each month, 1/48 of the total number of Shares until fully vested. In the event of fractional Shares, the monthly number of Shares shall be adjusted accordingly to the nearest whole Share.

         Termination Period:

         Option may be exercised for 60 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

         Additional Forms of Consideration:

         In addition to the forms of consideration set out in Section 3 of the Stock Option Agreement, this Option may be exercised using the following forms of consideration:

                ___ No Additional Forms

                ___ Additional Forms as noted:___________________________
                _________________________________________________________
                _________________________________________________________

Exercise of this Option shall be on a form of Exercise Notice provided by the Company.

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1992 STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee acknowledges receipt of a copy of the Plan and certain information related to it and represents that he or she is familiar with the terms and provisions of the Plan and this Option. Optionee accepts this Option subject to all such terms and provisions. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

                                       2.
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         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 1992 Stock Plan and the [Incentive/Nonstatutory] Stock Option Agreement, all of which are attached and made a part of this document.

                                       OPTIONEE:



                                       ___________________________________
                                       Signature

                                       ___________________________________
                                       Print Name


                                       GRAND JUNCTION NETWORKS,
                                       INC., a California company



                                       By_________________________________

                                       Title______________________________



                                       3.


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                                CONSENT OF SPOUSE

         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option.



                                       __________________________________
                                       Spouse of Optionee



                                       4.